Exhibit 23.2

INDEPENDENT AUDITOR'S CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 23, 2003, in Amendment No. 1 to the Registration Statement (Form S-11) and related Prospectus of Intervest Mortgage Corporation for the registration of $10,000,000 of subordinated debentures.

Eisner LLP

New York, New York
November 18, 2003